UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2010

Penwest Pharmaceuticals Co.
(Exact name of registrant as specified in charter)

Washington	001-34267	91-1513032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2981 Route 22 Patterson, New York	12563
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (845) 878-8400
39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810-5120
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Compensation of Executive Officers
At a meeting of the Compensation Committee of the Board of Directors (the “Committee”) of Penwest Pharmaceuticals Co. (the “Company”) held on February 19, 2010, the Committee authorized the payment of annual bonuses to the Company’s executive officers identified below for services rendered during the year ended December 31, 2009.
Additionally, the Committee approved annual base salaries for 2010 for each of these executive officers.
Identified below is the 2009 cash award and 2010 annual base salary with respect to each of the Company’s “named executive officers” (as used in Instruction 4 to Item 5.02 of Form 8-K).

	2010 Base Salary	2009 Cash Bonus

Jennifer L. Good President and Chief Executive Officer	$410,000	$139,000
Thomas R. Sciascia, M.D. Senior Vice President, Clinical Development and Regulatory and Chief Medical Officer	$319,000	$77,000
Amale Hawi, Ph.D. Senior Vice President, Pharmaceutical Development	$290,000	$74,000
Anand R. Baichwal, Ph.D. Senior Vice President, Licensing and Business Development	$258,000	$67,000
*****

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
Date: February 25, 2010	By:	/s/ Jennifer L. Good
Jennifer L. Good
President and Chief Executive Officer